Differential Brands Group Inc. Reports Third Quarter Fiscal 2016 Results

Third Quarter Net Sales were $41.2 million

LOS ANGELES, CALIFORNIA, November 14, 2016 – Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG) today announced financial results for the third quarter ended September 30, 2016.

For the third quarter ended September 30, 2016:

•	Consolidated net sales were $41.2 million;
•	Net loss was $2.8 million and loss per share was $0.22; and
•	Adjusted EBITDA was $1.8 million.

Michael Buckley, Chief Executive Officer, commented, “We were pleased with the progress we made in the strategic initiatives associated with each of our brands.  At Robert Graham, we saw strong sell-through of our new fashion basics assortment in our retail stores. We continue to evolve our product offering to deliver distinctive fashion to our core customers and to expand our reach to a broader consumer base.  At Hudson, we remain focused on building our Consumer Direct business as we bring our ecommerce business in-house and plan for the opening of our first retail location in the Spring of 2017.  We believe that by building our Consumer Direct presence, we can better engage our existing customers as well as broaden our demographic reach. At SWIMS, we remain on track with the integration process and expect to grow our business in the North American and international markets. Overall, we continue to make meaningful progress in positioning our brands for long-term, profitable growth. Looking ahead, we remain focused on growing our brands organically and acquiring new premium brands that are accretive and complementary to our portfolio.”

For the three months ended September 30, 2016, the financial results presented in this release reflect the consolidated operations of the Company’s three brands, Robert Graham®,  Hudson®,  and SWIMS®, which was acquired in July 2016. For the three months ended September 30, 2015, the financial results presented in this release solely reflect the operations of the Company’s brand, Robert Graham®, due to the merger that was completed on January 28, 2016, as discussed below in “Basis of Presentation of Information.”

For the third quarter of fiscal 2016, overall net sales were $41.2 million compared to $17.6 million in the same prior year period.  The increase in net sales for the third quarter of fiscal 2016 was primarily driven by the inclusion of $19.5 million from the addition of sales from Hudson and $3.5 million from the addition of sales from SWIMS, which we acquired in 2016. Growth in the Robert Graham business was driven by the opening of three new retail stores since the prior year third quarter.

Overall gross profit for the third quarter of fiscal 2016 increased to $20.3 million from $11.0 million in the same prior year period. This increase in gross profit was primarily attributable to the addition of $10.3 million in gross profit from the Hudson brand and $1.6 million in gross profit from the SWIMS brand.  This was partially offset by a $1.3 million non-cash inventory expense related to the SWIMS inventory acquired and stepped up to fair value that was sold in the third quarter of fiscal

2016 and a markdown reserve of $650,000, which represents the net realizable value of certain aged Robert Graham inventory. Overall gross margin in the third quarter of fiscal 2016 was 49.4% compared to 62.3% in the third quarter of fiscal 2015, primarily as a result of the addition of the Hudson and SWIMS Wholesale businesses, whose products generate lower gross margins than Robert Graham.    The decrease in gross margin was also the result of increased markdowns for Robert Graham inventory associated with slower-selling styles from the previous season.

Operating expense in the third quarter of fiscal 2016 was $22.7 million compared to $10.7 million in the same prior year period. Operating expense includes approximately $915,000 in transaction expenses associated with the merger with Robert Graham and the acquisition of SWIMS.  Excluding these expenses, operating expense was $21.8 million for the third quarter of fiscal 2016.

Adjusted EBITDA for the third quarter of fiscal 2016 was $1.8 million compared to $1.2 million in the same prior year period.

Operating loss from continuing operations was $2.4 million during the third quarter of fiscal 2016 compared to operating income from continuing operations of $248,000 in the same prior year period.  Operating loss, excluding transaction and merger related expenses associated with the merger with Robert Graham and the acquisition of SWIMS and the non-cash inventory expense related to the SWIMS inventory, as noted above, was $189,000 for the third quarter of 2016.

Net loss was $2.8 million, or a loss per share of $0.22, for the third quarter of fiscal 2016.  This compares to net income of $36,000, or net earnings per share of $0.00, for the third quarter of fiscal 2015.  Net loss, excluding transaction and merger related expenses associated with the merger with Robert Graham and the acquisition of SWIMS and the aforementioned non-cash inventory expense related to the SWIMS inventory, was $1.5 million, or a loss per share of $0.11, for the third quarter of fiscal 2016.

Basis of Presentation of Information

As previously disclosed in the Company’s first quarter 2016 press release, on January 28, 2016, the Company completed the acquisition (the “RG Merger”) of all of the outstanding equity interests of RG Parent LLC and its subsidiaries (“Robert Graham” or “RG”), a business engaged in the design, development, sales and licensing of apparel products and accessories that bear the brand name Robert Graham®.  Because RG members owned a majority of the Company’s issued and outstanding equity after the Merger, under the acquisition method, RG is deemed the accounting acquirer for financial reporting purposes, with the Company, as the legal acquirer, being viewed as the accounting acquiree. For the nine months ended September 30, 2016, the Company’s consolidated financial statements include: (i) from January 1, 2016 up to the day prior to the closing of the RG Merger on January 28, 2016, the results of operations and cash flows of RG; (ii) from and after the RG Merger’s closing date on January 28, 2016, the results of continuing operations, cash flows and, as applicable, the assets and liabilities of the combined company, comprising the Company’s Hudson business and RG; and (iii) from and after the RG Merger’s closing date on January 28, 2016, the results of the discontinued operations from the Joe’s brand retail stores that were closed as of February 29, 2016.

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary, premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-resistant footwear, apparel and accessories. For more information, please visit Differential's website at: www.differentialbrandsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company incurred substantial indebtedness in connection with the acquisition of RG, and, to a lesser extent, SWIMS, and it may be necessary to refinance or extend the Company’s indebtedness, which may decrease the Company’s business flexibility and adversely affect its financial results; the risk that the Company may default on the indebtedness it incurred to finance the acquisition of RG; the risk that the Company will be unsuccessful in integrating Hudson, RG and SWIMS and achieving the Company’s intended results as a result of such acquisitions, including cost savings and synergies; the risk that the Company’s foreign sourcing of its products and the implementation of foreign production for Hudson’s products may adversely affect the Company’s business; the anticipated effects of the RG Merger and acquisition of SWIMS on the Company’s financial results, business performance and product offerings; the use of financial measures that are non-GAAP; risks associated with the restatement of the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2016; the identification of material weaknesses in the Company’s internal control over financial reporting and the Company’s ability to remediate such material weaknesses and achieve and maintain effective internal control over financial reporting; the risk that the credit ratings of the combined company or its subsidiaries, including the Hudson, RG and SWIMS businesses, may be different from what the Company expects; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance and the Company’s ability to generate cash flows from operations to service its indebtedness; risks associated with the Company leasing retail space and operating its own retail stores; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its annual report on Form 10-K for the fiscal year ended November 30, 2015 and subsequent quarterly reports on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contacts:

Investor Relations:

Hamish Sandhu

Differential Brands Group Inc.

323.558.5188

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude the effect of transaction expenses associated with the RG Merger and SWIMS® acquisition, including acquisition costs and the non-cash inventory expense of the SWIMS® inventory acquired and stepped up to fair value that was sold in the third quarter of fiscal 2016. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for, our other measures of our financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.

Below is a reconciliation of the non-GAAP measures to the equivalent GAAP measure.

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

NON-GAAP NET (LOSS) INCOME

(in thousands)

	Three months ended
	September 30, 2016	September 30, 2015
	(Unaudited)
GAAP net (loss) income	$(2,821)	$36
Transaction expenses and non-cash inventory expense	2,191	—
Less: Tax expense effect	845	—
Non - GAAP net (loss) income, excluding transaction expenses and non-cash inventory expense	$(1,475)	$36

	Three months ended
	September 30, 2016	September 30, 2015
	(in thousands)
Reconciliation of GAAP net (loss) income to Adjusted EBITDA:
GAAP net (loss) income	$(2,821)	$36

Adjustments:
(Benefit) provision for income taxes	(1,770)	78
Interest expense, net	2,090	134
Non-cash stock compensation (a)	333	—
Depreciation and amortization	1,593	915
Acquisition-related costs (b)	915	—
Restructuring	18	—
Non-cash inventory expense (c)	1,276	—
Foreign currency loss	121	—
Total Adjustments	4,576	1,127

Adjusted EBITDA (1)	$1,755	$1,163

(1)

Adjusted EBITDA is defined as net (loss) income, excluding interest income or expense, income taxes,  non-cash stock compensation, depreciation and amortization,  acquisition related costs, restructuring costs, non-cash inventory expenses and loss related to foreign currency transactions.  Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations.  The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents stock compensation expense related to the grant of restricted stock units to officers.
(b)

Represents acquisition-related costs related to legal, advisory and accounting services in connection with the RG Merger and SWIMS® acquisition. These costs are not representative of the Company’s day-to-day business.

(c)	Represents a non-cash inventory expense of $1,276,000 of SWIMS inventory acquired and stepped up to fair value that was sold in the third quarter of fiscal 2016.

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

NON-GAAP OPERATING (LOSS) INCOME

(in thousands)

	Three months ended
	September 30, 2016	September 30, 2015
	(Unaudited)
GAAP operating (loss) income	$(2,380)	$248
Transaction expenses and non-cash inventory expense	2,191	—
Non - GAAP operating (loss) income, excluding transaction expenses and non-cash inventory expense	$(189)	$248

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended
	September 30, 2016	September 30, 2015
	(Unaudited)
Net sales	$41,160	$17,605
Cost of goods sold	20,832	6,634
Gross profit	20,328	10,971

Operating expenses
Selling, general and administrative	21,115	9,808
Depreciation and amortization	1,593	915
	22,708	10,723
Operating (loss) income	(2,380)	248
Interest expense, net	2,090	134
Other expense, net	121	—
(Loss) income before income tax	(4,591)	114
Income tax (benefit) provision	(1,770)	78
(Loss) income from continuing operations	$(2,821)	$36
Loss from discontinued operations, net of tax	—	—
Net (loss) income	$(2,821)	$36

(Loss) earnings per common share - basic
(Loss) earnings from continuing operations	$(0.22)	$0.00
Loss from discontinued operations	—	—
(Loss) earnings per common share - basic	$(0.22)	$0.00

(Loss) earnings per common share - diluted
(Loss) earnings from continuing operations	$(0.22)	$0.00
Loss from discontinued operations	—	—
(Loss) earnings per common share - diluted	$(0.22)	$0.00

Weighted average shares outstanding
Basic	12,953	8,825
Diluted	12,953	8,825